Exhibit 99.1

News Release:     FOR IMMEDIATE RELEASE

For additional information, contact:

Brian Cooper

Chief Financial Officer

Westell Technologies, Inc.

630.375.4740 BCooper@westell.com

Westell Technologies Fiscal 2012 Third Quarter Highlights

•	Recorded gain of $32.8 million before taxes, or $20.0 million after taxes, on the previously reported sale of Conference Plus, which closed December 31, 2011.

•	Fiscal third quarter net income was $19.8 million, or $0.29 per diluted share, compared to $2.9 million, or $0.04 per diluted share, in the prior-year third quarter.

•

Non-GAAP net loss for the fiscal third quarter was a loss of $0.5 million, or a loss of $0.01 per share, compared to non-GAAP net income of $1.2 million, or $0.02 per share, in the prior-year third quarter.

•	Cash and short-term investments were $149.4 million as of December 31, 2011.

•	The Company repurchased 1.8 million shares at a cost of $3.7 million during the fiscal third quarter, with $17.3 million remaining for share repurchases under the Company’s board authorizations.

Westell Technologies Reports Third Quarter Results

AURORA, IL, January 24, 2012 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of telecommunications equipment for wireline, wireless and home networks, today announced results for its fiscal 2012 third quarter ended December 31, 2011. Consolidated revenue from continuing operations for the quarter was $14.4 million, down 62% from $37.9 million in the fiscal third quarter of the prior year. The decline resulted from the previously reported sale of most of the assets of the Company’s Customer Networking Solutions (CNS) division in the fiscal first quarter and from continued weakness in demand in the OSPlant Systems (OSP) division during the third quarter of fiscal 2012.

Net income in accordance with U.S. Generally Accepted Accounting Principles (GAAP) for the fiscal third quarter was $19.8 million, or $0.29 per diluted share, compared to net income of $2.9 million, or $0.04 per diluted share, in the same quarter of the prior year. Income tax expense in the third quarter of fiscal 2012 reflected an income tax rate of 37%. Income tax expense in the prior-year third quarter, which preceded the Company’s release of valuation allowance against deferred tax assets, reflected an income tax rate of 0%. Net income also includes the results from the discontinued operations of Conference Plus (CP). Adjusting for income tax effects and discontinued operations, non-GAAP net income for the fiscal third quarter of 2012 was a loss of $0.5 million, or a loss of $0.01 per share, compared to non-GAAP net income of $1.2 million, or $0.02 per share, in the prior-year third quarter.

As of December 31, 2011, the Company completed the previously announced sale of its CP division. As a consequence of this sale, the Company recorded a gain of $32.8 million before taxes, or $20.0 million after taxes, and CP is now reported as a discontinued operation. Ultimate net cash proceeds from the sale, after associated costs and cash tax obligations, are estimated to be $37.7 million.

During the fiscal third quarter, the Company also repurchased 1.8 million shares of its common stock at a cost of $3.7 million. As of December 31, 2011, there was $17.3 million remaining for share repurchases under the Company’s board authorization. Total cash and short-term investments at December 31, 2011 were $149.4 million, up $38.2 million from the total on September 30, 2011, primarily due to the sale of CP.

“Having completed the strategic divestiture of two divisions, Westell Technologies is now positioned as a pure play company focused on the delivery of carrier-class telecommunications products,” said Chairman and CEO Rick Gilbert. “We feel our markets are attractive, even though we have experienced some recent softness. We intend to aggressively build upon our wireline strength and expand into wireless opportunities via organic product development, strategic partnerships and acquisitions.”

Fiscal Third Quarter Division and Consolidated Operating Results

Revenue in the OSPlant Systems division was $7.7 million in the fiscal third quarter, down 35% compared to $11.8 million in the same quarter of the prior year. The decline reflected weak demand as a result of severe customer constraints on spending. The Company expects spending constraints to ease during in the fiscal fourth quarter, although the technology shift from T1 to Ethernet backhaul of cellular traffic is likely to continue to negatively influence revenues. Fiscal third quarter gross profit was $2.7 million, compared to $5.1 million in the same quarter of the prior year. Gross margins were 34.5%, compared to 43.2% in the prior-year quarter. The lower gross profit and gross margins reflected lower revenues and lower overhead absorption. Operating expenses increased $0.3 million, reflecting primarily OSP’s ongoing development of new products, such as its Ethernet-based products for cellular backhaul, and reallocation of shared costs following the Company’s CNS sale transaction. Fiscal third quarter 2012 operating loss for OSP was $0.6 million, compared to operating income of $2.1 million in the same quarter of the prior year.

The CNS division reported revenue of $6.7 million in the third quarter of fiscal 2012, compared to $26.2 million in the same quarter of the prior year. The decline is a result of the CNS sale transaction and the wind-down of sales to the division’s remaining customer. That wind-down is now essentially complete. CNS gross profit was $1.6 million, compared to $4.7 million in the prior-year quarter. Gross margin was 24.0% for the third quarter, up from 18.1% in the same quarter of the prior year. Gross margin benefited from sales of ancillary products and services. Operating expenses declined to $0.9 million for the quarter, compared to $4.1 million in the prior-year quarter, primarily as a result of the CNS sale transaction. The division has continued spending toward the completion of its Homecloud project. CNS operating profit was $0.7 million in the quarter, compared to $0.6 million in the prior-year quarter.

As noted, the CP division is now reported as a discontinued operation. Income from discontinued operations includes three items that totaled $33.4 million before taxes, or $20.3 million after taxes. On a pre-tax basis, these items included a $32.8 million gain on the sale of CP and operating income of $0.6 million prior to its sale, which includes $0.6 million of costs related to the sale transaction.

On a consolidated basis, reflecting the divisional results discussed above, fiscal third quarter revenue of $14.4 million was down 62%, compared to $37.9 million in the same quarter of the prior year. Gross profit was $4.3 million, a reduction of $5.6 million compared to the prior year third quarter, and gross margins were 29.6%, compared to 25.9% in the same quarter of the prior year. Consolidated operating expenses decreased to $5.1 million, compared to $7.8 million in the prior-year quarter. Operating income from continuing operations was a loss of $0.8 million, compared to income of $2.0 million in the same quarter of the prior year.

Conference Call Information

Management will address financial and business results during Westell’s fiscal 2012 third quarter earnings conference call on Wednesday, January 25, at 9:30 AM Eastern Time. Participants can register for the Westell conference by going to the URL: http://www.conferenceplus.com/westell.

Participants can quickly register online in advance of the conference. After registering, participants receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. If a participant does not wish to register, he or she can participate in the call on January 25 by dialing 888-206-4065 no later than 9:15 AM, Eastern Time and using confirmation number 31526526. International participants may dial 630-827-5974.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, designs, distributes, markets and services a broad range of carrier-class communications equipment, including digital transmission, remote monitoring, power distribution and demarcation products used by wireline and wireless telecommunications service providers, industrial customers, and home network users. Additional information can be obtained by visiting http://www.westell.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “plan”, “should”, or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing and capital, economic weakness in the United States economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, excess and obsolete inventory, new product development, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully identify, acquire and integrate acquisitions, the effect of Westell’s accounting policies, retention of key personnel and other risks more fully described in the Company’s SEC filings, including the Company’s Form 10-K for the fiscal year ended March 31, 2011 under the section entitled Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.

Condensed Consolidated Statement of Operations

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months ended December 31,		Nine Months ended December 31,
	2011	2010	2011		2010
Revenue	$14,392	$37,936	$58,321		$109,397
Gross profit	4,263	9,831	18,850		31,667
Gross margin	29.6%	25.9%	32.3%		28.9%
Operating expenses:
Sales & marketing	1,414	2,705	5,108		8,234
Research & development	1,797	2,950	5,865		8,728
General & administrative	1,707	2,004	5,625		5,805
Restructuring(1)	(2)	—	275		—
Intangibles amortization	136	137	413		407

Total operating expenses	5,052	7,796	17,286		23,174

Operating income from continuing operations	(789)	2,035	1,564		8,493

Other income	106	(24)	31,855	(2)	21
Interest (expense)	(37)	(2)	(42)		(8)

Income from continuing operations before taxes	(720)	2,009	33,377		8,506

Income taxes	268 (3)	4	(11,108	) (3)	444

Income (loss) from continuing operations	(452)	2,013	22,269		8,950

Income from discontinued operations, net of income tax	20,254 (4)	924	22,161	(4)	3,352

Net income	$19,802	$2,937	$44,430		$12,302

Basic earnings per share:
Income (loss) from continuing operations	$(0.01)	$0.03	$0.33		$0.13
Income from discontinued operations	$0.30	$0.01	$0.33		$0.05

Net income	$0.30	$0.04	$0.66		$0.18

Diluted earnings per share:
Income (loss) from continuing operations	$(0.01)	$0.03	$0.32		$0.13
Income from discontinued operations	$0.30	$0.01	$0.32		$0.05

Net income	$0.29	$0.04	$0.65		$0.18

Average number of common shares outstanding:
Basic	66,411	68,280	67,390		67,616
Diluted	67,332	70,282	68,656		69,014

(1)	Severance benefits for employee terminations related to the sale of CNS.
(2)	Includes a pre-tax gain of $31.7 million ($19.2 million after tax) for the sale of CNS assets.
(3)	The Company released its valuation allowance on deferred tax assets in the fourth quarter of fiscal year 2011. Fiscal year 2012 therefore is fully tax affected.
(4)	Includes a pre-tax gain of $32.8 million ($20.0 million after tax) from the sale of ConferencePlus.

Westell Technologies, Inc.

Condensed Consolidated Balance Sheet

(Amounts in thousands)

(Unaudited)

	December 31,	March 31,
	2011	2011 (1)
Assets:
Cash and cash equivalents	$121,252	$86,408
Restricted cash	7,449	—
Short-term investments	20,709	490
Accounts receivable, net	5,426	24,252
Inventories	11,109	12,955
Prepaids and other current assets	2,818	3,156
Deferred income tax asset	6,985	18,700	(2)
Assets held-for-sale	—	4,781	(3)

Total current assets	175,748	150,742

Property and equipment, net	1,329	3,250
Goodwill	787	2,197
Intangibles, net	2,839	3,473
Deferred income taxes	27,629	41,467	(2)
Other Assets	—	258	(3)

Total assets	$208,332	$201,387

Liabilities and Stockholders’ Equity:
Accounts payable	$4,063	$23,664
Accrued liabilities	5,932	9,435
Liabilities held-for-sale	—	1,288

Total current liabilities	9,995	34,387
Other long-term liabilities	5,205	7,719

Total liabilities	15,200	42,106
Total stockholders’ equity	193,132	159,281

Total liabilities and stockholders’ equity	$208,332	$201,387

(1)	The ConferencePlus balances are included in the balance sheet presented as of March 31, 2011.
(2)	During the quarter ended June 30, 2011, the Company reclassified $13.7 million from long-term deferred income taxes to short-term deferred income taxes.
(3)	Assets and liabilities held-for-sale relate to the CNS sale that closed on April 15, 2011.

Westell Technologies, Inc.

Condensed Consolidated Statement of Cash Flows

(Amounts in thousands)

(Unaudited)

	Nine Months ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$44,430	$12,302
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,781	2,067
Stock-based compensation	922	889
Restructuring	942	—
Other, net	20	(17)
Deferred taxes	13,999	—
Gain on disposal of CNS assets	(31,654)	—
Gain on disposal of ConferencePlus, net of tax	(19,980)	—
Gain on non-operating asset sale	(325)	—
Changes in assets and liabilities:
Accounts receivable	12,671	(4,040)
Inventory	623	476
Accounts payable and accrued liabilities	(26,573)	12,749
Deferred revenue	467	(558)
Prepaid and other current assets	(290)	(305)

Net cash provided by (used in) operating activities	(2,967)	23,563

Cash flows from investing activities:
Purchases of property and equipment	(779)	(485)
Net purchases of short-term investments	(20,219)	(735)
Proceeds from sale of CNS assets	36,683	—
Proceeds from sale of non-operating asset	325	—
Proceeds from sale of ConferencePlus	40,331	—
Restricted cash	(7,449)	—

Net cash provided by (used in) investing activities	48,892	(1,220)

Cash flows from financing activities:
Proceeds from stock options exercised	1,600	2,591
Payment for subsidiary stock options tendered	—	(36)
Purchase of treasury stock	(12,553)	(555)

Net cash provided by (used in) financing activities	(10,953)	2,000

Effect of exchange rate changes on cash	(128)	33

Net increase in cash	34,844	24,376
Cash and cash equivalents, beginning of period	86,408	61,315

Cash and cash equivalents, end of period	$121,252	$85,691

Westell Technologies, Inc.

Segment Statement of Operations

(Amounts in thousands)

(Unaudited)

	Three months ended December 31, 2011
	CNS	OSP	Unallocated	Total
Revenue	6,718	7,674	—	14,392
Gross profit	1,613	2,650	—	4,263
Gross margin	24.0%	34.5%		29.6%

Operating expenses:
Sales & marketing	145	1,269	—	1,414
Research & development	574	1,223	—	1,797
General & administrative	200	649	858	1,707
Restructuring	(2)	—	—	(2)
Intangibles amortization	1	135	—	136

Operating expenses (1)	918	3,276	858	5,052

Operating income (loss) from continuing operations	$695	$(626)	(858)	(789)

Other income			106	106
Interest (expense)			(37)	(37)

Income (loss) from continuing operations before taxes			(789)	(720)

Income taxes			268	268

Loss from continuing operations			$(521)	(452)

Income from discontinued operations, net of income tax (2)				20,254

Net income				$19,802

	Three months ended December 31, 2010
	CNS	OSP	Unallocated	Total
Revenue	$26,168	$11,768	$—	$37,936
Gross profit	4,744	5,087	—	9,831
Gross margin	18.1%	43.2%		25.9%
Operating expenses:
Sales & marketing	1,292	1,413	—	2,705
Research & development	2,005	945	—	2,950
General & administrative	803	452	749	2,004
Restructuring	—	—	—	—
Intangibles amortization	2	135	—	137

Operating expenses (3)	4,102	2,945	749	7,796

Operating income (loss) from continuing operations	$642	$2,142	(749)	2,035

Other income			(24)	(24)
Interest (expense)			(2)	(2)

Income (loss) from continuing operations before taxes			(775)	2,009

Income taxes			4	4

Income (loss) from continuing operations			$(771)	2,013

Income from discontinued operations, net of income tax (4)				924

Net income				$2,937

(1)	Includes $0.0 million and $0.3 million of depreciation and amortization expense from the CNS and OSP segments, respectively.
(2)	Includes $0.3 million of depreciation and amortization expense from the discontinued CP segment.
(3)	Includes $0.1 million and $0.2 million of depreciation and amortization expense from the CNS and OSP segments, respectively.
(4)	Includes $0.4 million of depreciation and amortization expense from the discontinued CP segment.

Westell Technologies, Inc.

Segment Statement of Operations

(Amounts in thousands)

(Unaudited)

	Nine months ended December 31, 2011
	CNS	OSP	Unallocated	Total
Revenue	25,401	32,920	—	58,321
Gross profit	5,760	13,090	—	18,850
Gross margin	22.7%	39.8%		32.3%

Operating expenses:
Sales & marketing	911	4,197	—	5,108
Research & development	2,036	3,829	—	5,865
General & administrative	751	2,071	2,803	5,625
Restructuring	275	—	—	275
Intangibles amortization	3	410	—	413

Operating expenses (1)	3,976	10,507	2,803	17,286

Operating income (loss) from continuing operations	$1,784	$2,583	(2,803)	1,564

Other income			31,855	31,855
Interest (expense)			(42)	(42)

Income from continuing operations before taxes			29,010	33,377

Income taxes			(11,108)	(11,108)

Income from continuing operations			$17,902	22,269

Income from discontinued operations, net of income tax (2)				22,161

Net income				$44,430

	Nine months ended December 31, 2010
	CNS	OSP	Unallocated	Total
Revenue	$65,788	$43,609	$—	$109,397
Gross profit	12,343	19,324	—	31,667
Gross margin	18.8%	44.3%		28.9%
Operating expenses:
Sales & marketing	3,871	4,363	—	8,234
Research & development	5,881	2,847	—	8,728
General & administrative	2,231	1,545	2,029	5,805
Restructuring	—	—	—	—
Intangibles amortization	4	403	—	407

Operating expenses (3)	11,987	9,158	2,029	23,174

Operating income (loss) from continuing operations	$356	$10,166	(2,029)	8,493

Other income			21	21
Interest (expense)			(8)	(8)

Income (loss) from continuing operations before taxes			(2,016)	8,506

Income taxes			444	444

Income (loss) from continuing operations			$(1,572)	8,950

Income from discontinued operations, net of income tax (4)				3,352

Net income				$12,302

(1)	Includes $0.1 million and $0.7 million of depreciation and amortization expense from the CNS and OSP segments, respectively.
(2)	Includes $1.0 million of depreciation and amortization expense from the discontinued CP segment.
(3)	Includes $0.4 million and $0.6 million of depreciation and amortization expense from the CNS and OSP segments, respectively.
(4)	Includes $1.1 million of depreciation and amortization expense from the discontinued CP segment.

Westell Technologies, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months ended December 31,		Nine Months ended December 31,
	2011	2010	2011		2010
GAAP net income	$19,802	$2,937	$44,430		$12,302
Adjustments:
CNS sale, net of tax (1)	—	—	(18,963)		—
Income from discontinued operations, net of income tax	(20,254)	(924)	(22,161)		(3,352)
Non-operating asset sale, net of tax(2)	—	—	(198)		—
Income tax benefit	—	—	(2,101	) (3)	(553	) (4)
Valuation allowance tax benefit(5)	—	(772)	—		(3,169)

Total adjustments	(20,254)	(1,696)	(43,423)		(7,074)

Non-GAAP net income (loss)	$(452)	$1,241	$1,007		$5,228

GAAP net income per common share:
Basic	$0.30	$0.04	$0.66		$0.18
Diluted	$0.29	$0.04	$0.65		$0.18

Non-GAAP net income (loss) per common share:
Basic	$(0.01)	$0.02	$0.01		$0.08
Diluted	$(0.01)	$0.02	$0.01		$0.08

Average number of common shares outstanding:
Basic	66,411	68,280	67,390		67,616
Diluted	67,332	70,282	68,656		69,014

The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. This schedule reconciles the Company's GAAP net income to adjusted net income on a non-GAAP basis. The Company believes that these non-GAAP results provide meaningful supplemental information to investors that are indicative of the Company's core performance and that they facilitate comparison of results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(1)	On March 17, 2011, the Company entered into a definitive agreement to sell certain assets and transfer certain liabilities of the CNS segment to NETGEAR, Inc. This transaction closed on April 15, 2011. The adjustments remove this benefit, other related costs and associated tax impacts.
(2)	Gain from the sale of a non-operating asset.
(3)	Benefit resulting from the release of a reserve for income taxes.
(4)	Income tax benefit recorded in the first fiscal quarter of 2011.
(5)	The Company released its valuation allowance on deferred tax assets in the fourth quarter of fiscal year 2011. Fiscal year 2012 therefore is fully tax affected. Income taxes in fiscal year 2011 were reduced by the release each quarter of valuation allowance related to net operating loss carryforwards. The adjustment eliminates the benefit, which did not recur in fiscal year 2012.